UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Health Fitness Corporation

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
OUTSTANDING SHARES AND VOTING RIGHTS
PRINCIPAL SHAREHOLDERS AND MANAGEMENT SHAREHOLDINGS
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
2008 DIRECTOR COMPENSATION
CERTAIN TRANSACTIONS
VOTE REQUIRED
EXECUTIVE COMPENSATION
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
VOTE REQUIRED
AUDIT COMMITTEE REPORT
INCREASE IN THE NUMBER OF SHARES RESERVED FOR THE COMPANY’S 1995 EMPLOYEE STOCK PURCHASE PLAN
VOTE REQUIRED
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER BUSINESS
SHAREHOLDER PROPOSALS
FORM 10-K
ANNEX A

HEALTH FITNESS CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of Shareholders of Health Fitness Corporation will be held at 3:30 p.m., Central time, on May 27, 2009, at the Company’s corporate offices, 1650 West 82nd Street, Bloomington, Minnesota 55431, for the following purposes:
1.	To elect 9 individuals to serve on the Board of Directors for a term of one year or until their successors are duly elected and qualified.

2.	To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2009.

3.	To approve a 200,000 share increase in the number of shares reserved for the Company’s 1995 Employee Stock Purchase Plan.

4.	To consider and act upon such other matters as may properly come before the meeting and any adjournments or postponements thereof.
     Only shareholders of record at the close of business on March 30, 2009 are entitled to notice of the meeting and to vote at the meeting or any adjournment or postponement thereof.
     Your vote is important. We ask that you complete, sign, date and return the enclosed proxy in the envelope provided or vote over the internet or by telephone, as described on the enclosed proxy. The prompt return of proxies will save the Company the expense of further requests for proxies.
BY ORDER OF THE BOARD OF DIRECTORS
Gregg O. Lehman, Ph.D.
President and Chief Executive Officer
Bloomington, Minnesota
April 17, 2009
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD ON MAY 27, 2009
The proxy statement and the Annual Report on Form 10-K of Health Fitness Corporation are available at
http://materials.proxyvote.com/42217V

HEALTH FITNESS CORPORATION
Annual Meeting of Shareholders
May 27, 2009

PROXY STATEMENT

INTRODUCTION
     Your proxy is solicited by the Board of Directors of Health Fitness Corporation (the “Company”) for the Annual Meeting of Shareholders to be held on May 27, 2009, at the location and time and for the purposes set forth in the Notice of Meeting, and at any adjournment or postponement thereof.
     The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of the Company’s Common Stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.
     You may vote your shares by telephone, over the internet or by mail by following the instructions on the enclosed proxy, and you must have the last four digits of your Social Security Number or Tax Identification Number available at the time of such voting. If you vote by telephone or over the internet, you do not need to return your proxy by mail. Internet and telephone voting facilities will close at 12:00 p.m., Central time, on May 26, 2009. If your shares are held in “street name,” you must instruct the record holder of your shares in order to vote.
     Any shareholder giving a proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Secretary of the Company or by attending and voting at the meeting. A proxy that is not revoked or superseded will be voted in accordance with the choice specified by the shareholder on the ballot that is provided on the proxy. Proxies that are signed but that lack any such specification will be voted in favor of the proposals set forth in the Notice of Meeting and, with respect to the election of directors, in favor of the number and slate of directors proposed by the Board of Directors and listed herein.
     The presence at the Annual Meeting in person or by proxy of the holders of a majority of our outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a “non-vote” proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.
     The mailing address of the principal executive offices of the Company is 1650 West 82nd Street, Suite 1100, Bloomington, Minnesota 55431. The Company expects that this Proxy Statement, the related proxy and Notice of Meeting will first be mailed to shareholders on or about April 17, 2009. If you need directions to the Annual Meeting, please contact the Secretary of the Company at (800) 639-7913.

OUTSTANDING SHARES AND VOTING RIGHTS
     The Board of Directors of the Company has fixed March 30, 2009 as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on March 30, 2009, 9,751,920 shares of the Company’s Common Stock were issued and outstanding. The Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the meeting. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting. No holders of any capital stock of the Company are entitled to cumulative voting rights.
     On October 6, 2008, the Company completed a one-for-two reverse stock split. All share information and all per share information related to our Common Stock in this proxy statement reflects the one-for-two reverse split. The Company’s stock became listed on the NYSE Alternext US LLC exchange, now known as NYSE Amex, on October 22, 2008, and the Company is accordingly now subject to the rules and regulations of the NYSE Amex.
PRINCIPAL SHAREHOLDERS AND MANAGEMENT SHAREHOLDINGS
     The following table sets forth as of March 30, 2009 certain information regarding beneficial ownership of our Common Stock by:
•	Each person known to us to beneficially own 5% or more of our Common Stock;

•	Each executive officer named in the Summary Compensation Table on page 15, who in this proxy statement are collectively referred to as the “named executive officers;”

•	Each of our directors (including nominees); and

•	All of our executive officers (as that term is defined under the rules and regulation of the Securities and Exchange Commission) and directors as a group.
     We have determined beneficial ownership in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Beneficial ownership generally means having sole or shared voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to the table, each shareholder named in the table has sole voting and investment power with respect to the shares of Common Stock set forth opposite the shareholder’s name. We have based our calculation of the percentage of beneficial ownership on 9,751,920 shares of Common Stock outstanding on March 30, 2009. Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Health Fitness Corporation, 1650 West 82nd Street, Suite 1100, Bloomington, MN 55431.

			Percent of
Name of Beneficial Owner	Number		Class (1)
5% Beneficial Owners:
Perkins Capital Management, Inc.	1,254,602	(2)	12.5%
730 East Lake Street
Wayzata, MN 55391
Pequot Capital Management, Inc.	996,520	(3)	9.5%
500 Nyala Farm Road
Westport, CT 06680
Archon Capital Management LLC	610,740	(4)	6.1%
719 Second Avenue, Suite 1403
Seattle, WA 98104
Gruber & McBaine Capital Management	606,830	(5)	6.0%
50 Osgood Place — Penthouse
San Francisco, CA 94133
Named Executive Officers and Directors:
Gregg O. Lehman	165,348	(6)	1.6%
Wesley W. Winnekins	154,916	(7)	1.5%
James O. Reynolds	44,227	(8)	*
David F. Durenberger	25,000	(9)	*
K. James Ehlen	61,750	(10)	*
Linda Hall Keller	65,500	(11)	*
Robert J. Marzec	57,500	(12)	*
John C. Penn	73,000	(11)	*
Curtis M. Selquist	25,000	(13)	*
Mark W. Sheffert	84,798	(11)	*
Rodney A. Young	65,500	(11)	*
All executive officers and directors as a group (18 persons)	1,436,668	(14)	13.6%

*	Less than one percent.

(1)	Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of March 30, 2009, or within 60 days of such date, are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by a group.

(2)	In its most recent Schedule 13G/A filing with the Securities and Exchange Commission (“SEC”) on January 23, 2009, Perkins Capital Management, Inc. represents that it has sole voting power over 497,141 of the shares, no voting power over the remaining 757,461 shares and sole dispositive power over all such shares.

(3)	Based upon information set forth in its most recent Schedule 13G/A filing with the SEC on February 13, 2009 and information known to the Company, Pequot Capital Management, Inc. holds for the accounts of its clients 546,700 shares of Common Stock and 449,820 shares of Common Stock issuable pursuant to currently exercisable warrants. Pequot Capital Management, Inc. is an investment advisor registered under Section 203 of the Investment Advisers Act of 1940 and, as such, has beneficial ownership of these shares through the investment discretion it exercises over its clients’ accounts. Although such accounts do not have beneficial ownership of such shares for purposes of Section 13 and Section 16 of the Securities Exchange Act of 1934, one account of Pequot Capital Management, Inc., Pequot Scout Fund, L.P., owns of record more than 5% of the Company’s outstanding shares.

(4)	In a Schedule 13G filing with the SEC on February 11, 2009, Archon Capital Management LLC (“Archon”) and its Managing Member, Constantinos Christofilis, represent that they possess shared voting and shared dispositive power over 610,740 shares of Common Stock.

(5)	In its most recent Schedule 13G/A filing with the SEC on February 3, 2009, Gruber & McBaine Capital Management, LLC (“GMCM”), Eric B. Swergold, J. Patterson McBaine and Jon D. Gruber represent that they possess shared voting and shared dispositive power of 516,560 shares of Common Stock. GMCM also holds currently exercisable warrants to purchase 90,270 shares of Common Stock. GMCM is a registered investment advisor whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the stock. Messrs. Gruber and McBaine are the managers, controlling persons and portfolio managers of GMCM. No individual client holdings of the stock are more than 5% of the outstanding stock. Lagunitas Partners, LP and Firefly are investment limited partnerships of which GMCM is the general partner. Neither Lagunitas nor Firefly are members of any group within the meaning of Rule 13d-5(b) and disclaim beneficial ownership of the securities with respect to its ownership is reposited. Jon D. Gruber has sole voting and dispositive power over 86,540 shares in addition to those held through Gruber & McBaine Capital Management. J. Patterson McBaine has sole voting and dispositive power over 93,540 shares in addition to the 516,560 shares held through Gruber & McBaine Capital Management.

(6)	Includes 65,000 shares that may be purchased upon exercise of options that were exercisable by Mr. Lehman as of March 30, 2009, or within 60 days of such date. Also includes 10,140 shares of restricted stock granted to Mr. Lehman under the 2007 Equity Incentive Plan that are released from restrictions in 25% increments on each of February 26, 2010, February 26, 2011, February 26, 2012 and February 26, 2013 (subject to Mr. Lehman’s continued employment on such dates), and 58,542 shares of restricted stock granted to Mr. Lehman under the 2007 Equity Incentive Plan that are released in whole or in part from restrictions at the time of completion of the Company’s 2009 annual audit, subject to the achievement of performance objectives. Mr. Lehman has voting rights with respect to these shares of restricted stock.

(7)	Includes 53,500 shares that may be purchased upon exercise of options that were exercisable by Mr. Winnekins as of March 30, 2009, or within 60 days of such date. Also includes 5,000 shares of restricted stock granted to Mr. Winnekins under the 2007 Equity Incentive Plan that are released from restrictions on December 31, 2009 (subject to Mr. Winnekins’ continued employment on such date); 5,070 shares of restricted stock granted to Mr. Winnekins under the 2007 Equity Incentive Plan that are released from restrictions in 25% increments on each of February 26, 2010, February 26, 2011, February 26, 2012 and February 26, 2013 (subject to Mr. Winnekins’ continued employment on such dates); and 35,663 shares of restricted stock granted to Mr. Winnekins under the 2007 Equity Incentive Plan that are released in whole or in part from restrictions at the time of completion of the Company’s 2009 annual audit, subject to the achievement of performance objectives. Mr. Winnekins has voting rights with respect to these shares of restricted stock.

(8)	Includes 6,250 shares that may be purchased upon exercise of options that were exercisable by Dr. Reynolds as of March 30, 2009, or within 60 days of such date. Also includes 3,803 shares of restricted stock granted to Dr. Reynolds under the 2007 Equity Incentive Plan that are released from restrictions in 25% increments on each of February 26, 2010, February 26, 2011, February 26, 2012 and February 26, 2013 (subject to Dr. Reynolds’ continued employment on such dates); and 34,174 shares of restricted stock granted to Dr. Reynolds under the 2007 Equity Incentive Plan that are released in whole or in part from restrictions at the time of completion of the Company’s 2009 annual audit, subject to the achievement of performance objectives. Dr. Reynolds has voting rights with respect to these shares of restricted stock.

(9)	Includes 15,000 shares that may be purchased upon exercise of options by Senator Durenberger that were exercisable as of March 30, 2009, or within 60 days of such date.

(10)	Includes 39,750 shares that may be purchased upon exercise of options by Dr. Ehlen that were exercisable as of March 30, 2009, or within 60 days of such date.

(11)	Includes 43,500 shares that may be purchased upon exercise of options by each of Ms. Keller, Mr. Sheffert, Mr. Penn and Mr. Young that were exercisable as of March 30, 2009, or within 60 days of such date.

(12)	Includes 37,500 shares that may be purchased upon exercise of options by Mr. Marzec that were exercisable as of March 30, 2009, or within 60 days of such date.

(13)	Includes 15,000 shares that may be purchased upon exercise of options by Mr. Selquist that were exercisable as of March 30, 2009, or within 60 days of such date.

(14)	Includes 566,938 shares that may be purchased upon exercise of options that were exercisable as of March 30, 2009, or within 60 days of such date. Also includes 332,345 shares of restricted stock granted to executive officers under the 2007 Equity Incentive Plan, of which 5,000 shares are released from restrictions on December 31, 2009 (subject to the continued employment of the executive officer on such date); 10,000 shares are released from restrictions in 33% increments on each of December 8, 2009, December 8, 2010 and December 8, 2011 (subject to the continued employment of the executive officer on such dates); 281,431 shares are released in whole or in part from restrictions at the time of completion of the Company’s 2009 annual audit, subject to the achievement of performance objectives; and 35,914 shares that are released from restrictions in 25% increments on each of February 26, 2010, February 26, 2011, February 26, 2012 and February 26, 2013 (subject to the continued employment of the executive officers on such dates).

ELECTION OF DIRECTORS
(Proposal #1)
General Information
     The Board of Directors has fixed the number of directors for the ensuing year at nine (9) and the independent directors of the Board recommend that all nine (9) of the current members of the Board of Directors be nominated and elected at the Annual Meeting. Under applicable Minnesota law, the election of each nominee requires the affirmative vote by a plurality of the voting power of the shares present and entitled to vote on the election of directors at the Annual Meeting at which a quorum is present.
     In the absence of other instructions, each proxy will be voted for each of the nominees listed below. If elected, each nominee will serve until the next annual meeting of shareholders and until his or her successor shall be elected and qualified. If, prior to the meeting, it should become known that any of the nominees will be unable to serve as a director after the meeting by reason of death, incapacity or other occurrence, the proxies will be voted for such substitute nominee as is selected by the Board of Directors or, alternatively, not voted for any nominee. The Board of Directors has no reason to believe that any of the following nominees will be unable to serve.
The names and ages of all of the director nominees and the positions held by each with the Company are as follows:

Name	Age	Position
Mark W. Sheffert	61	Chairman

Gregg O. Lehman, Ph.D.	61	President, Chief Executive Officer and Director

David F. Durenberger	74	Director

K. James Ehlen, M.D.	64	Director

Linda Hall Keller, Ph.D.	60	Director

Robert J. Marzec	64	Director

John C. Penn	69	Director

Curtis M. Selquist	64	Director

Rodney A. Young	54	Director
     Mark W. Sheffert, a director of the Company since January 2001 and Chairman of the Board since May 2006, has served as Chairman and Chief Executive Officer of Manchester Companies, Inc., an investment banking and business advisory firm, since December 1989. Prior to that, he was President of First Bank System, Inc. (now U.S. Bank), a $28 billion bank holding company headquartered in Minneapolis, Minnesota. He also served as Chairman and CEO for First Trust, a $20 billion trust company based in St. Paul, Minnesota. For 10 years prior to First Bank, Mr. Sheffert was with North Central Insurance Company where he last served as President and Chief Operating Officer. Mr. Sheffert has served on the Board of Directors for over forty public, private and non-profit organizations, and he currently serves as Chairman of the Board of BNC Bank Corp, a publicly-held bank holding company. Mr. Sheffert has a Masters Degree in Management from the Richard D. Irwin Graduate School, American College, Bryn Mawr, Pennsylvania.
     Gregg O. Lehman, Ph.D., has been a director of the Company since September 2006, and, on January 1, 2007, became President and Chief Executive Officer of the Company. From March 2006 through December 2006, Mr. Lehman served as Chairman, President and Chief Executive Officer of INSPIRIS Inc., a Nashville-based specialty care management company that provides care to frail Medicare Advantage members in long-term care facilities. From 2003 to 2006, Mr. Lehman was President and Chief Executive Officer of Gordian Health Solutions, Inc., a Nashville company dedicated to improving the health of employees and dependents for employers and health plans. From 1998 to 2003, Mr. Lehman served as President and Chief Executive Officer of the National Business Coalition on Health, a Washington D.C.-based movement of ninety employer-led coalitions seeking better quality and more cost-effective healthcare for employees. Mr. Lehman has a Ph.D. and an M.S. from Purdue University in Higher Education Administration.

     David F. Durenberger, a director of the Company since August 2007, has been active in Minnesota public life for more than 40 years. Senator Durenberger’s experience in the U.S. Senate included 17 years on the Senate Finance Committee. He was the ranking member of the Health Subcommittee for a decade, serving six years as chairman. Senator Durenberger served three terms and retired from the Senate in 1995. Senator Durenberger is founder and chair of the National Institute of Health Policy, a forum for health care leaders throughout the Upper Midwest to collaborate on complex health care issues and to foster health care transformation. He is also senior health policy fellow at the University of St. Thomas Opus College of Business in Minneapolis. In that role, he serves on the faculty of the College of Business, teaching in healthcare MBA and management programs, physician leadership and other graduate and executive education programs. Senator Durenberger also contributes regularly to College of Business publications, and consults on curriculum design efforts for health policy courses. Senator Durenberger is president of Policy Insight, LLC, a business consulting firm for health policy interests both in the United States and globally. He currently serves as special advisor to the Steering Committee, American Medical Group Association; advisory member, Council of Accountable Physician Practices; commissioner, Kaiser Commission on the Future of Medicaid and the Uninsured; director, Americans for Generational Equity; board member, Center for the Study of Politics and Governance; co-chair, Minnesotan’s Military Appreciation Fund; member, MBA Public Policy Advisory Board, University of St. Thomas; board member, VocalEssence and ServeMinnesota; board member, National Committee on Quality Assurance; and board member, The Mercanti Group. He was also appointed by Governor Tim Pawlenty to chair the Minnesota Citizen’s Forum on Healthcare Costs, to explore health care cost drivers, citizen values, and to recommend health care reform in Minnesota, with input from more than 1,000 Minnesota citizens.
     K. James Ehlen, M.D., a director of the Company since April 2001, has served as Chief Executive Officer of ResperTech Incorporated since September 2008. From August 2007 to August 2008, Dr. Ehlen served as Chief Executive Officer of Epien Medical. From April 2003 to August 2007, Dr. Ehlen served as Chairman of Halleland Health Consulting Group. From February 2001 to April 2003, Dr. Ehlen served as Chief, Clinical Leadership, for Humana Inc., a national managed care organization. He was Executive Leader of Health Care Practice for Halleland Health Consulting Group from May 2000 to February 2001 and was a self-employed health care consultant from June 1999 to May 2000. From October 1988 to June 1999, Dr. Ehlen served as Chief Executive Officer of Allina Health System, an integrated health care organization. Dr. Ehlen is a director of Angeion Corporation, a publicly-held company.
     Linda Hall Keller, Ph.D., a director of the Company since April 2001, was Chief Executive Officer of MinuteClinic, a healthcare services company, from 2002 to 2005. Ms. Keller joined UnitedHealth Group in 2006 as Vice President, Business Development in Public and Senior Markets Group. She served as Chief Executive Officer of Accurate Home Healthcare from 2007 until retiring in 2008. She is currently Entrepreneur-in-Residence at the University of Minnesota Carlson School of Management. Prior to that, she was President of Ceridian Performance Partners (an employee benefits provider), Ceridian Corporation from 1996 through 2000 and Vice President, Business Integration at Ceridian from 1995 to 1996. From 1980 to 1995 she served in various management and executive positions with Honeywell, Inc., including Vice President, Consumer Business Group from 1993 to 1995. Ms. Keller was a director of MTS Systems Corporation from 1995 through January 2006 and August Technology Corporation from 2002 to 2006. She served on the Ninth District Federal Reserve Bank Board as a Class C Director from 1999 to 2005, and served as its Chair from 2004 to 2005.
     Robert J. Marzec, a director of the Company since May 2004, retired in July 2002 as a partner in PricewaterhouseCoopers LLP. Mr. Marzec was admitted to the firm’s partnership in 1979 and was the managing partner of the firm’s Minneapolis office from 1991 to 1998. Mr. Marzec holds a Bachelor’s Degree from Northwestern University and a Master’s Degree in Business Administration from DePaul University. Mr. Marzec is also a director of Medtox Scientific, Inc., Apogee Enterprises, Inc., both of which are publicly-held companies, and CUNA Mutual Group. He also serves on a number of civic boards and committees.
     John C. Penn, a director of the Company since April 2001, served as Chairman of the Board from January 2004 to May 2006, and currently serves as Chairman of Intek Plastics, Inc., a custom extruder of plastic products for the window and door industries. From 1999 to 2003, he served as Vice Chairman and Chief Executive Officer of Satellite Companies, a family-owned group of three companies engaged in the manufacture and international sales of portable restroom equipment, distribution and rental of relocateable buildings, and sales and maintenance of private aircraft. He served for 21 years as an outside board member of those companies before joining them as an employee in 1999. For 25 years prior to joining Satellite Companies, Mr. Penn served as Chief Executive Officer of several companies in the manufacturing and medical industries, including Center for Diagnostic Imaging, Benson Optical and Arctic Enterprises. Mr. Penn is also a director of Angeion Corporation, a publicly-held company, and several privately owned companies.
     Curtis M. Selquist, has been a director of the Company since August 2007. Mr. Selquist retired from Johnson & Johnson in March 2007 after 36 years with that company. He began his career as a sales representative for Johnson & Johnson Baby Products Company, became President of Johnson & Johnson Hemisferica in 1989, then became worldwide president of Johnson &

Johnson/Merck Pharmaceuticals in 1995 and company group chairman for Johnson & Johnson Medical in 1997. Mr. Selquist was the founding chairman of the Global Healthcare Exchange, established in 2000 as an electronic trading exchange open to all health care providers, suppliers, and manufacturers to buy and sell supplies online. He is also past chairman of the National Alliance for Healthcare Technology and serves as leadership network chair for the National Quality Forum. Mr. Selquist is an operating partner at Water Street Health Partners, a Chicago-based private equity firm, and serves on two of the company’s boards: Facet Technologies, LLC and Physiotherapy, Inc. Mr. Selquist also serves on the board and executive committee of Project HOPE. Mr. Selquist earned a bachelor’s degree from Bradley University in Peoria, Ill.
     Rodney A. Young, a director of the Company since April 2001, has served as President, Chief Executive Officer and director of Angeion Corporation, a publicly-held medical company, since November 2004, joining Angeion as its Executive Vice President in July 2004. Mr. Young was Chief Executive Officer and President of LecTec Corporation, a developer, manufacturer and marketer of healthcare consumer and over-the-counter pharmaceutical products, from August 1996 to July 2003, also serving as the Chairman of the Board of LecTec from November 1996 to July 2003. Prior to that, Mr. Young served Baxter International, Inc. for five years in various management roles, most recently as Vice President and General Manager of the Specialized Distribution Division. Mr. Young also serves as a director of Delta Dental Plan of Minnesota and Allina Health Care System.
CORPORATE GOVERNANCE
Independence
     The Board of Directors has determined that Mark W. Sheffert, David F. Durenberger, K. James Ehlen, Linda Hall Keller, Robert J. Marzec, John C. Penn, Curtis M. Selquist and Rodney A. Young, constituting a majority the Board of Directors, are independent directors since none of them is believed to have any relationships that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and since such directors otherwise satisfy the requirements of Section 803(A) of the Company Guide of the NYSE Amex.
     Although Gregg O. Lehman was an independent director when he was appointed to the Board in September 2006, he is now precluded from being considered independent because he has been employed by the Company as President and Chief Executive Officer since January 1, 2007.
Code of Conduct
     The Board has approved Ethics and Code of Conduct policies that apply to all employees, directors and officers, including the principal executive officer, principal financial officer, principal accounting officer and controller. The Ethics and Code of Conduct policies address such topics as protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest and insider trading. The Ethics and Code of Conduct policies are available on the Company’s website at www.hfit.com under “Investors – Our Ethics.” The Company intends to satisfy Form 8-K disclosure requirements by including on its website any amendment to, or waiver from, a provision of its Ethics or Code of Conduct policy that applies to the principal executive officer, principal financial officer, principal accounting officer and controller that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K under the Securities Act of 1933.
Shareholder Communications with the Board of Directors
     Shareholders may communicate directly with the Board of Directors. All communications should be directed to the Company’s Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors, and the Company’s Secretary will forward the communications to all specified directors. If no director is specified, the communication will be forwarded to the entire Board. Shareholder communications to the Board should be sent to:
Health Fitness Corporation Board of Directors
Attention: Secretary
1650 West 82nd Street, Suite 1100
Bloomington, Minnesota 55431

Director Attendance at Annual Meetings
     Directors’ attendance at Annual Meetings can provide shareholders with an opportunity to communicate with directors about issues affecting the Company. The Company does not have a policy regarding director attendance, but all directors are encouraged to attend the Annual Meeting of Shareholders. The 2008 Annual Meeting of Shareholders was attended by eight directors.
Committee and Board Meetings
     During fiscal 2008, the Board held nine formal meetings. The directors often communicate informally to discuss the affairs of the Company and, when appropriate, take formal action by written consent of a majority of all directors, in accordance with the Company’s charter and bylaws and Minnesota law.
     The Company’s Board of Directors has three standing committees, the Audit Committee, the Compensation/Human Capital Committee, and the Nominating/Governance Committee. In addition, the Board of Directors has two ad-hoc committees, the Finance Committee and the Strategy Committee. Members of such committees met formally and informally from time to time throughout fiscal 2008 on committee matters.
     Each director attended 75% or more of the aggregate number of meetings of the Board and of committees of which he or she was a member.
Current Committee Membership
     The following table sets forth the membership of each of the Company’s committees.

	Compensation/ Human	Finance	Nominating/Governance
Audit Committee	Capital Committee	Committee	Committee	Strategy Committee
Robert J. Marzec (Chair)	Linda Hall Keller (Chair)	Mark W. Sheffert (Chair)	John C. Penn (Chair)	Curtis M. Selquist (Chair)
John C. Penn	K. James Ehlen	Robert J. Marzec	Linda Hall Keller	David F. Durenberger
Mark W. Sheffert	Curtis M. Selquist	John C. Penn	Robert J. Marzec	K. James Ehlen
	Rodney A. Young		Curtis M. Selquist	Gregg Lehman
			Mark W. Sheffert	Rodney A. Young
Audit Committee
     The Audit Committee is comprised of directors Robert J. Marzec (Chair), John C. Penn and Mark W. Sheffert. Messrs. Marzec, Penn and Sheffert satisfy, in the judgment of the Board of Directors, the independence requirements of Section 803(A) of the Company Guide of the NYSE Amex, and the Audit Committee satisfies the criteria under Section 803(B) of the Company Guide of the NYSE Amex and of Section 10A(m)(3) of and Rule 10A-3 under the Securities Exchange Act of 1934. The Audit Committee is responsible for the oversight relating to the Company’s systems of internal and disclosure controls and its financial accounting and reporting matters. The Audit Committee is also responsible for appointment, compensation, retention and oversight of the work of any publicly registered accounting firm, including the Company’s independent public accountants. The Audit Committee charter may be amended by approval of the Board. The charter was last amended on March 12, 2009. The Audit Committee met six times during fiscal 2008.
Audit Committee Financial Expert
     The Board has determined that Robert J. Marzec is the “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K under the Securities Act of 1933. As noted above, Mr. Marzec is independent within the meaning of the Company Guide of the NYSE Amex. The designation of Mr. Marzec as the audit committee financial expert does not impose on Mr. Marzec any duties, obligations or liability that are greater than the duties, obligations and liability imposed on Mr. Marzec as a member of the Audit Committee and the Board of Directors in the absence of such designation or identification.
Compensation/Human Capital Committee
     The responsibility for evaluation of the compensation policies of the Company, oversight of management’s performance, and recommendations regarding compensation of senior management, has been delegated by the Board to the Compensation/Human Capital Committee, which is referred to in this proxy statement as the “Compensation Committee.” The current members of the

Compensation Committee are Linda Hall Keller, Ph.D. (Chair), K. James Ehlen, M.D., Curtis M. Selquist and Rodney A. Young, each of whom, in the judgment of the Board of Directors, satisfies the independence requirements of Section 803(A) of the Company Guide of the NYSE Amex. The Compensation Committee met six times in 2008.
Compensation Committee Charter and Scope of Authority
     Under the Compensation Committee’s written charter, the primary duties and responsibilities of the Compensation Committee include reviewing the procedures, processes and policies used to compensate executive officers; approving compensation plans, performance reviews and salaries for executive officers, other than executives designated by the Board as subject to Section 16 under the Securities Exchange Act of 1934, or “Section 16 officers”; recommending to the Board compensation plans, performance reviews and salaries for Section 16 officers; reviewing and discussing with management the Company’s public disclosures regarding its compensation policies and practices; approving bonus and cash incentive plans and related payout potential and objectives for executive officers, other than for Section 16 officers; recommending to the Board bonus and cash incentive plans and related payout potential and objectives for Section 16 officers; recommending stock option, employee stock purchase, restricted stock and other equity incentive plans to the full Board for submission to shareholders; granting stock option and other equity awards to executives and management/key associates, other than Section 16 officers; recommending to the Board stock option and other equity awards to Section 16 officers; reviewing and recommending to the full Board material changes to the 401(k) plan; and working with management on human capital matters, including organizational alignment, recruitment and retention of executive talent and succession plan development.
     The Compensation Committee charter may be amended by approval of the Board. The charter was last amended on March 27, 2007.
     The Compensation Committee’s authority does not include approving or recommending compensation for our directors, which is reviewed and recommended to the full Board by the Nominating/Governance Committee.
     The Compensation Committee has authority to authorize management to engage one or more compensation consultants, who may assist management, the Board and the Compensation Committee with reviewing data relating to executive compensation and determining appropriate levels of base salary, annual incentives, total cash compensation and stock option grants to executives. The Company pays all amounts due to compensation consultants, at the approval of the Compensation Committee. The Compensation Committee utilized one consultant with respect to 2008 compensation matters.
Finance Committee
     The Finance Committee, which consists of Mark W. Sheffert (Chair), Robert J. Marzec and John C. Penn, is charged with exploring strategic opportunities and the methods that might be available for financing such opportunities. The Finance Committee charter may be amended by approval of the Board. The charter was last amended on March 27, 2007. The Finance Committee met five times during fiscal 2008.
Nominating/Governance Committee
     The Nominating/Governance Committee consists of John C. Penn (Chair), the Chairman of the Board and the Finance Committee (Mark W. Sheffert), the Chairman of the Audit Committee (Robert J. Marzec), the Chairman of the Compensation Committee (Linda Hall Keller), and the Chairman of the Strategy Committee (Curtis M. Selquist). Each member of the Nominating/Governance Committee satisfies, in the judgment of the Board of Directors, the independence requirements of Section 803(A) of the Company Guide of the NYSE Amex. The nominees for election to the Board at the annual meeting of shareholders were recommended by the Nominating/Governance Committee. The Nominating/Governance Committee charter may be amended by approval of the Board. The charter was last amended on March 27, 2007. The Nominating/Governance Committee met two times during fiscal 2008.
     The Nominating/Governance Committee will review director nominees proposed by shareholders. Shareholders may recommend a nominee to be considered by the Nominating/Governance Committee by submitting a written proposal to the Chairman of the Board of Directors, at Health Fitness Corporation, 1650 West 82nd Street, Suite 1100, Bloomington, Minnesota 55431. A consent signed by the proposed nominee agreeing to be considered as a director should accompany the written proposal. The proposal should include the name and address of the nominee, in addition to the qualifications and experience of said nominee.

     The Nominating/Governance Committee is responsible for tasks relating to the adoption of corporate governance policies and procedures, the nomination of directors, the review and recommendation of the Board of Directors Compensation Plan, and the oversight of the organization of Board committees. The Nominating/Governance Committee has the ability to employ recruiting firms to assist in the identification and recruitment of director candidates and other advisors, but it did not do so in 2008.
     When selecting candidates for recommendation to the Board of Directors, the Nominating/Governance Committee will consider the attributes of the candidates and the needs of the Board and will review all candidates in the same manner, regardless of the source of the recommendation.
     In evaluating director nominees, a candidate should have certain minimum qualifications, including being able to read and understand basic financial statements, be familiar with our business and industry, have high moral character and mature judgment, and be able to work collegially with others. In addition, factors such as the following shall be considered:
•	appropriate size and diversity of the Board;

•	needs of the Board with respect to particular talent and experience;

•	knowledge, skills and experience of nominee;

•	familiarity with domestic and international business affairs;

•	legal and regulatory requirements;

•	appreciation of the relationship of our business to the changing needs of society; and

•	desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by a new member.
Strategy Committee
     The Strategy Committee, which consists of Curtis M. Selquist (Chair), David F. Durenberger, K. James Ehlen, Gregg Lehman and Rodney Young, was established by the Board of Directors in November 2007 to identify and review strategic opportunities for the Company. The Strategy Committee does not have a written charter. The Strategy Committee met six times during fiscal 2008.
Committee Charters
     The charters for the Audit Committee, the Compensation Committee, the Finance Committee and the Nominating/Governance Committee are available on our website (www.hfit.com) at “Investors – Board Committee Charters.”
2008 DIRECTOR COMPENSATION
Compensation to Non-Employee Directors
     Under the Board of Directors Compensation Plan, as amended December 18, 2008, directors who are not employees of the Company receive the following compensation:
     1. Each director receives an annual cash retainer of $12,000, payable quarterly at a rate of $3,000 in advance of each quarter.
     2. The Chairman of the Board receives an additional annual cash retainer of $6,000, payable quarterly at a rate of $1,500 in advance of each quarter. In addition, the non-employee directors, other than the Chairman, approved an additional annual fee of $30,000 to the Chairman for his additional services provided in connection with the Company’s strategic plan and related projects. This fee will be paid quarterly and is subject to suspension or termination by the Board.
     3. The Chair of the Audit Committee receives an additional annual cash retainer of $5,000, payable quarterly at a rate of $1,250 in advance of each quarter.
     4. The Chairs of each of the Compensation and Nominating/Governance Committees receive an additional annual cash retainer of $2,500, payable quarterly at a rate of $625 in advance of each quarter.

     5. The Chairs of each of the Finance and Strategy Committees and of any Ad-Hoc Committees from time to time created by the Board receive a $250 committee meeting fee (in addition to fees paid to all committee members for their attendance at such committee meetings).
     6. Each director receives a cash payment of $1,000 for attending each regular and special Board meeting. Telephonic Board meetings, or a director’s telephonic attendance at a Board meeting, are compensated at 75% of the full payment.
     7. Committee members receive a cash payment of $500 for attending each regular and special committee meeting. Telephonic committee meetings, or the director’s telephonic attendance at a committee meeting, will be compensated at 75% of the full payment.
     8. Upon the initial election to the Board, a director will receive a grant of that number of shares of Common Stock which is equal to the lesser of (i) the sum of $60,000, divided by the per share fair market value of the Company’s Common Stock as of such date of election, or (ii) 10,000 shares. The shares will vest ratably over a three year period, and non-vested shares are subject to forfeiture upon the director’s resignation, termination, or failure to stand for reelection.
     9. Upon the initial election to the Board and on the date of each Annual Shareholders’ Meeting thereafter, subject to such director serving up to the date of such Annual Meeting and having been elected or reelected at the previous Annual Meeting, a director will receive a six-year fully vested option to purchase 7,500 shares of Common Stock. Any director who served for a portion of the year shall receive a pro-rated option based on the number of days between such director’s initial election to the Board and the date of the Annual Shareholders’ Meeting. The option will have an exercise price equal to the fair market value of the Common Stock on the date of grant.
     In addition, the Company reimburses directors for any out-of-town travel incurred by a director to attend Board (but not Committee) meetings, and directors are covered by a D&O liability insurance policy.
Director Compensation Table
     The following table summarizes the compensation paid to each non-employee director in the fiscal year ended December 31, 2008.

	Fees Earned or	Option Awards	All Other Compensation		Total
Name	Paid in Cash ($)	($) (1)	($)		($)
Mark W. Sheffert (Chair) (2)	77,500	9,300	—		86,800
David F. Durenberger (3)	26,000	8,746	—		34,746
K. James Ehlen (2)	29,625	9,300	1,500	(4)	40,425
Linda Hall Keller (2)	30,500	9,300	—		39,800
Robert J. Marzec (2)	40,125	9,300	—		49,425
Jerry Noyce (5)	19,250	—	23,600	(7)	42,850
John C. Penn (2)	28,000	9,300	—		37,300
Curtis M. Selquist (6)	28,000	8,847	—		36,847
Rodney A. Young (2)	30,000	9,300	—		39,300

(1)	Represents the amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123(R). The assumptions used to determine the valuation of the awards are discussed in Management’s Discussion and Analysis of Financial Condition and Results of Operations and in Note 8 to our consolidated financial statements, each included in the Company’s Annual Report on Form 10-K for the 2008 fiscal year, filed with the Securities and Exchange Commission on March 25, 2009. Each of the option awards reflected in this column was fully vested when granted, and the grant date fair value of each of these awards, computed in accordance with FAS 123(R), is the same as the amount recognized for financial statement reporting purposes as reflected in this column. The full grant date fair value of all of the awards to these directors, computed in accordance with FAS 123(R), is $73,393. As of December 31, 2008, each non-employee director had the following number of options outstanding: Mark W. Sheffert, 43,500; David F. Durenberger, 15,000; K. James Ehlen, 39,750; Linda Hall Keller, 43,500; Robert J. Marzec, 37,500; John C. Penn, 43,500; Curtis M. Selquist, 15,000; and Rodney A. Young, 43,500.

(2)	In accordance with the Board of Directors Compensation Plan, on May 29, 2008, Mr. Sheffert, Dr. Ehlen, Ms. Keller, Mr. Marzec, Mr. Penn, and Mr. Young each received six-year fully vested options to purchase 7,500 shares of the Company’s Common Stock at an exercise price of $4.30 per share.

(3)	On May 29, 2008, Senator Durenberger received a six-year fully vested option to purchase 6,041 shares of the Company’s Common Stock at an exercise price of $4.30 per share and on August 9, 2008, the anniversary of his election to the Board, he received a six-year fully vested option to purchase 1,459 shares of the Company’s Common Stock at an exercise price of $3.00 per share.

(4)	Represents fees paid to Dr. Ehlen for participation in meetings of the Company’s Science Advisory Board.

(5)	Mr. Noyce retired as the Company’s Vice Chairman on January 31, 2008 and as a director on December 18, 2008. Amounts received by Mr. Noyce in connection with his retirement are not included in this table as they did not relate to his service as a director.

(6)	On May 29, 2008, Mr. Selquist received a six-year fully vested option to purchase 5,609 shares of the Company’s Common Stock at an exercise price of $4.30 per share and on August 30, 2008, the anniversary of his election to the Board, he received a six-year fully vested option to purchase 1,891 shares of the Company’s Common Stock at an exercise price of $3.50 per share.

(7)	Represents consulting fees paid to Mr. Noyce to represent the Company at various industry conferences.
CERTAIN TRANSACTIONS
     Pursuant to its charter, the Audit Committee has the responsibility to review transactions that are considered “related party transactions” under Rule 404 of Regulation S-K under the Securities Act of 1933, and make a recommendation to the full Board, excluding inside and interested directors. The full Board of independent directors then ultimately determines whether to approve the transaction. In accordance with Minnesota corporate law, directors who believe that they may be related parties in transactions with the Company will inform the Board of such belief, provide all relevant information, and recuse themselves from any consideration of such transactions. If a director believes but is not certain that he has a related party relationship, the Nominating/Governance Committee will make the determination following consideration of all available information.
     Since the beginning of fiscal 2007, there have been no transactions or business relationships, other than as disclosed herein, between us and our executive officers, directors, director nominees, and affiliates.
VOTE REQUIRED
     The Board recommends that you vote “FOR” each of the nominees to the Board of Directors set forth in this Proposal #1. Under applicable Minnesota law, the election of each nominee requires the affirmative vote by a plurality of the voting power of the shares present and entitled to vote on the election of directors at the Annual Meeting at which a quorum is present.

EXECUTIVE COMPENSATION
Overview
     The Company’s executive compensation program is designed to attract, retain, motivate and fairly reward the high performing individuals who will help the Company achieve and maintain a competitive position in the employee health improvement industry. The program is also intended to ensure the accomplishment of the Company’s financial objectives and to align the interests of employees, including management, with those of long-term shareholders. The Company accomplishes these objectives by linking compensation to individual and Company performance, setting compensation at competitive levels, rewarding executives for financial growth of the Company, tying incentive compensation to performance objectives that are clearly defined and challenging but achievable, increasing incentive compensation with position and responsibility, and balancing rewards for short- and long-term performance. In 2008, our executive compensation program was comprised of three elements: base salary, non-equity incentive compensation in the form of an annual bonus, and long-term, equity-based incentive compensation.
     We primarily compensate our executive officers with cash and equity and not perquisites. The Company’s perquisite awards are fairly modest, so as to avoid a negative impact on internal pay and equality. The Company provides all full-time employees with what it believes are customary benefits, which include a 401(k) savings plan and matching contributions of $0.20 for each $1.00 contributed, up to 10% of eligible compensation; health and dental plans; an employee stock purchase plan; life insurance; and long- and short-term disability insurance plans. In addition, the Company pays for Mr. Lehman’s commuting expenses from his home state to the Company’s headquarters in Minnesota, which totaled $21,190 in 2008, and his living and commuting expenses in Minnesota, which totaled $40,523 in 2008, and provides reimbursement of the tax payable by Mr. Lehman on such expenses, which totaled $29,751 in 2008.
Base Salary
     Base salary is designed to be in the median range of salary levels for equivalent positions at comparable companies nationwide, which is intended primarily to attract high performing individuals while remaining in line with compensation amounts paid by other companies. Each executive’s actual salary within this competitive framework depends on the individual’s performance, responsibilities, experience, leadership and potential future contribution. The Compensation Committee periodically reviews base salary for each executive officer by identifying pay levels for similar roles in other organizations, considering the past performance of the executive officer, the scope of the executive officer’s responsibilities, the value added by the executive officer and internal equity. The Compensation Committee then makes recommendations to the Board. Executives do not necessarily receive increases every year.
     The original base salaries of the named executive officers were set by their employment agreements and are subject to increase in the Board’s discretion.
Management Bonus Program
     In 2007, the Compensation Committee recommended and the Board approved a new management bonus program, which is intended to promote achievement of the Company’s strategic plan through 2009. This program is comprised of two elements: a short term incentive annual cash bonus and a long term incentive pool of restricted stock awards. Participants in this program had the option to choose a cash bonus in lieu of restricted stock awards, as discussed below. The Board also has the discretion to make stock option grants and individual stock grants outside of this program.
Cash Bonuses
     Named executive officers are eligible to receive non-equity incentive compensation based on achievement of performance targets. With respect to cash bonuses in 2008, the program provided for cash payouts based on the Company achieving between 93.4% to 110% of budgeted revenue objectives, and 78% to 110% of budgeted earnings before interest, taxes, depreciation, amortization and stock-based compensation (EBITDA) objectives. The Chief Executive Officer was eligible to receive non-equity incentive compensation of between 9% and 67.5% of his base salary, the Chief Financial Officer, Chief Medical Officer, Chief Operations Officer and Chief Human Resources Officer were each eligible to receive non-equity incentive compensation of between 4.6% and 34.5% of their base salary, and other executive officers were eligible to receive between 3.6% and 27% of their base salaries. No awards could be earned on financial objectives for which the Company achieved less than 93.4% of the planned revenue target or less than 78% of the planned EBITDA target.
     In addition to this bonus program, the Board, upon recommendation of the Compensation Committee, made discretionary cash bonus grants to certain of the Section 16 officers for outstanding performance in 2008.

Restricted Stock Awards
     The management bonus program utilizes grants of restricted stock that would be earned by executives and vested following the completion of the 2009 annual audit, based upon the Company’s achievement of its annual plan for 2007, 2008 and 2009. The Board adopted, and our shareholders approved in 2007, the Company’s 2007 Equity Incentive Plan, which provides for restricted stock awards to be earned by executive officers upon achievement of annual performance targets that are based on the Company’s strategic plan. The restricted stock awards are subject to the terms of the Company’s customary Restricted Stock Award Agreement and the 2007 Equity Incentive Plan. The number of shares of restricted stock that vest will be based upon the Company achieving at least 95% of plan accomplishment, and up to 110% of plan accomplishment. Generally, executives would have to be employed by the Company at the time of the completion of the Company’s 2009 annual audit in order for their shares of restricted stock to vest. The 2007 Equity Incentive Plan also allows for grants that are not based upon performance targets, as discussed below.
     The Board also adopted in 2007 the Cash Incentive Plan, which provides that executives may elect to receive a cash payment in lieu of the restricted stock award, payable on the same terms and subject to achievement of the same targets as those that would apply for that year’s restricted stock award. None of the named executive officers chose the cash payment option.
Stock Options
     The Board and the Compensation Committee also have the discretion to make stock option and restricted stock grants in order to award individual performance each year. For performance in 2008, long-term incentive compensation consisted of grants of restricted stock that are released from restrictions on an annual basis over four years. For performance in 2007 and prior years, the Board made annual grants of stock options. The Board made annual grants of restricted stock subject to the terms of the Company’s customary Restricted Stock Agreement and 2007 Equity Incentive Plan and grants of stock options subject to the terms of the Company’s customary Incentive Stock Option Agreement and the Amended and Restated 2005 Stock Option Plan. When making such grants, the Compensation Committee and Board considered the size of the previous grants of stock options, but this factor is not entirely determinative of future grants. Each executive’s annual grants are based upon the individual’s performance, responsibilities, experience, leadership and potential future contribution, and any other factors deemed relevant by the Compensation Committee and the Board. The Compensation Committee and the Board also consider the potential expense to the Company of all stock option and restricted stock grants.
     The Board has adopted a policy with respect to the granting of options, restricted stock and other equity-based awards that specifies who has authority to grant the awards and when the awards may be granted. The policy’s provisions regarding the timing of grants are designed to avoid any impropriety by restricting the grants to those periods when there would typically be no opportunity to misuse material nonpublic information in connection with the pricing of a grant, or, in the case of annual grants, to establish a set date each year for the grants to be made so as to prevent any discretion in setting grant dates, but also provide the Board and Compensation Committee with limited flexibility to make grants from time to time in extraordinary circumstances.
     Messrs. Lehman, Winnekins and Reynolds received annual restricted stock grants under the 2007 Equity Incentive Plan in February 2009 for 2008 performance. In addition, Mr. Winnekins received an additional restricted stock grant under the 2007 Equity Incentive Plan in April 2008.
Employment Agreements
     We have entered into written employment agreements with our named executive officers to provide both the Company and the executive officers with protections and rights that would otherwise not be memorialized in a verbal contract, and to express the commitment on the part of the Company and the executive officer to the employment relationship. The employment agreements with our named executive officers provide that each officer serves for an indefinite term until his employment is terminated in accordance with the terms of the agreement.
     The employment agreements of all of the named executive officers provide that these executive officers would continue to receive their base salaries for a specified severance period following termination without “cause.” This salary continuation is intended to provide the executive officers with pay for the time they would potentially need to find replacement positions. We have also included change in control provisions in the employment agreements of the named executive officers. The agreements generally provide that, in the event of a change in control, each executive officer would receive severance pay for a specified period if the executive officer is terminated without cause upon a change in control. The change in control provisions are designed to retain the executive officer and provide for continuity of management in the event of an actual or threatened change in control of the Company. The employment agreements also include non-solicitation and non-disparagement covenants, and, in the case of Messrs. Lehman and Reynolds, non-competition provisions that prevent these named executive officers from having certain relationships with our competitors.
     The Board may provide for payment or immediate vesting of awards under our Amended and Restated 2005 Stock Option Plan and 2007 Equity Incentive Plan in the event of a change in control, and the Board may take any other action as it may deem appropriate to further the purposes of the Amended and Restated 2005 Stock Option Plan and 2007 Equity Incentive Plan or protect the interests of the award holders upon a change in control. The Board has already determined, as reflected in his employment agreement, that options granted under the Amended and Restated 2005 Stock Option Plan to Mr. Lehman will immediately vest in connection with a change in control under certain conditions.
Summary Compensation Table
     The following table summarizes compensation awarded to, earned by or paid to the Company’s Chief Executive Officer and two most highly compensated executive officers other than the Chief Executive Officer, each of whom was serving as an executive officer of the Company as of December 31, 2008, with respect to our fiscal years ended December 31, 2008 and December 31, 2007. In this proxy statement, we refer to these executive officers collectively as our “named executive officers.”

						Non-Equity
						Incentive Plan	All Other
Name and Principal		Salary		Stock	Option	Compensation	Compensation
Position	Year	($) (1)	Bonus ($)	Awards ($) (2)	Awards ($) (2)	($)	($)	Total ($)
Gregg O. Lehman	2008	319,431	—	77,478	59,696	95,031	91,764	643,400
President and Chief Executive Officer	2007	264,423	—	121,960 (3)	78,138	66,000	70,406 (4)	600,927

Wesley W. Winnekins	2008	193,598	8,000	66,095	38,127	28,365	—	334,185
Chief Financial Officer and Treasurer	2007	186,327	—	6,926	33,790	33,858	—	260,901

James O. Reynolds (5)	2008	217,308	—	24,378	10,419	36,250	—	288,355
Chief Medical Officer

(1)	Amounts shown are not reduced to reflect the named executive officers’ elections, if any, to contribute portions of their salaries to 401(k) plans.

(2)	Amounts in these columns represent the amounts recognized for financial statement reporting purposes in each fiscal year for restricted stock and option awards, in accordance with FAS 123(R) (disregarding forfeiture assumptions), and thus may include amounts from awards granted in and prior to such fiscal years. The amounts for 2007 have been updated from the amounts previously reported to reflect disregarded forfeiture assumptions. For a discussion of our valuation assumptions for 2008 figures, see Management’s Discussion and Analysis of Financial Condition and Results of Operations and in Note 8 to our consolidated financial statements, each included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 25, 2009. For a discussion of our valuation assumptions for 2007 figures, see Management’s Discussion and Analysis of Financial Condition and Results of Operations and in Note 9 to our consolidated financial statements, each included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2008. See the Outstanding Equity Awards at Fiscal Year End table for information regarding all outstanding awards.

With respect to shares of performance-based restricted stock granted under the 2007 Equity Incentive Plan, Mr. Lehman forfeited 1,362 and 2,596 shares, and Mr. Winnekins forfeited 817 and 1,558 shares, based on performance objectives not achieved for the fiscal years ended December 31, 2007 and 2008, respectively, and Dr. Reynolds forfeited 1,746 shares based on performance objectives not achieved for the fiscal year ended December 31, 2008.

(3)	Mr. Lehman assumed the position of President and Chief Executive Officer on January 1, 2007. This amount includes $110,417 of expense related to a grant of 25,000 restricted shares to Mr. Lehman upon commencement of his employment, and $11,543 of expense related to restricted shares Mr. Lehman earned during 2007 under the Company’s 2007 Equity Incentive Plan.

(4)	Includes additional amounts for airfare and related commuting expenses that were not previously reported.

(5)	Dr. Reynolds assumed the position of Chief Medical Officer on February 1, 2008.

Outstanding Equity Awards at 2008 Fiscal Year End
     The following table sets forth information concerning unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of December 31, 2008.

	Option Awards					Stock Awards
									Equity
									Incentive
									Plan
								Equity	Awards:
								Incentive	Market or
								Plan	Payout
								Awards:	Value of
								Number of	Unearned
	Number of	Number of				Number of	Market	Unearned	Shares,
	Securities	Securities				Shares or	Value of	Shares,	Units or
	Underlying Un-	Underlying Un-				Units of	Shares or	Units or	Other
	exercised	exercised		Option		Stock That	Units of	Other	Rights That
	Options	Options		Exercise	Option	Have Not	Stock That	Rights That	Have Not
	(#)	(#)		Price	Expiration	Vested	Have Not Vested	Have Not Vested	Vested
Name	Exercisable	Un-exercisable		($)	Date	(#)	($)(8)	(#)	($)(8)
Gregg O. Lehman	7,500	0		3.20	9/22/2012			58,542	127,622
	25,000	100,000	(1)	5.30	1/3/2013
	0	30,000	(2)	5.22	2/26/2014

Wesley W. Winnekins	5,000	0		1.90	8/1/2011	5,000	10,900	35,663	77,745
	3,750	0		1.90	8/1/2011
	8,500	0		0.78	2/10/09
	5,000	0		1.38	7/25/2013
	8,500	0		4.14	3/10/2014
	3,750	1,250	(3)	5.24	2/24/2011
	10,000	10,000	(4)	5.38	1/24/2012
	3,750	11,250	(5)	5.94	2/26/2013
	0	15,000	(6)	5.22	2/26/2014

James O. Reynolds	0	25,000	(7)	4.96	2/1/2014			34,174	74,499

(1)	Vests in increments of 25,000 shares on January 1 of each year, beginning in 2008.

(2)	Vests in increments of 7,500 shares on February 26 of each year, beginning in 2009.

(3)	Vests in increments of 1,250 shares on February 24 of each year, beginning in 2006.

(4)	Vests in increments of 5,000 shares on January 24 of each year, beginning in 2007.

(5)	Vests in increments of 3,750 shares on February 26 of each year, beginning in 2008.

(6)	Vests in increments of 3,750 shares on February 26 of each year, beginning in 2009.

(7)	Vests in increments of 6,250 shares on February 1 of each year, beginning in 2009.

(8)	Based on a closing price per share of $2.18 on December 31, 2008, as reported on the NYSE Amex.

Equity Compensation Plan Information
     The following table provides information as of December 31, 2008 about the Company’s equity compensation plans:

			NUMBER OF SECURITIES
			REMAINING AVAILABLE FOR
	NUMBER OF SECURITIES	WEIGHTED AVERAGE	FUTURE ISSUANCE UNDER
	TO BE ISSUED UPON	EXERCISE PRICE OF	EQUITY COMPENSATION
	EXERCISE OF	OUTSTANDING	PLANS (EXCLUDING
	OUTSTANDING OPTIONS,	OPTIONS, WARRANTS	SECURITIES REFLECTED IN
	WARRANTS AND RIGHTS	AND RIGHTS	COLUMN (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,055,550	$4.43	637,432 (1)
Equity compensation plans not approved by security holders	847,216 (2)	$4.76	—

TOTAL	1,902,766	$4.58	637,432

(1)	Includes 120,145 shares of Common Stock available for issuance under the Company’s 1995 Employee Stock Purchase Plan, 376,075 shares of Common Stock available for issuance under the Company’s Amended and Restated 2005 Stock Option Plan, and 141,212 shares of Common Stock available for issuance under the Company’s 2007 Equity Incentive Plan.

(2)	Represents outstanding warrants to selling agents and investors issued in connection with financing transactions.

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal #2)
     Grant Thornton LLP acted as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2008 and has been selected by the Audit Committee to act as the Company’s auditors for fiscal 2009. Although it is not required to do so, the Board wishes to submit the selection of Grant Thornton LLP to the shareholders for ratification, based upon the recommendation of the Audit Committee. The Company’s selection of Grant Thornton LLP will be deemed ratified by the shareholders if holders of a majority of the voting power of the shares represented in person or by proxy at the meeting with authority to vote on such matter, provided that such majority must be greater than 25% of the Company’s outstanding shares. The Audit Committee retains discretion at all times to select the Company’s independent registered public accounting firm, notwithstanding ratification by the Company’s shareholders. In the event the shareholders do not approve such selection, the Audit Committee will reconsider its selection. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting of Shareholders. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.
Audit Fees
     The following fees were billed by Grant Thornton LLP in fiscal years 2007 and 2008:

	2007	2008
Audit Fees	$129,332	$118,972
Audit-Related Fees	10,350	11,963
Tax Fees	75,401	74,498
All Other Fees	—	—

	$215,083	$205,433
     Audit fees are for professional services rendered and expenses incurred for the audit of the Company’s annual financial statements and review of financial statements included in our Forms 10-K and 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.
     Audit-related fees are primarily for services rendered and expenses incurred for the audit of the Company’s 401(k) Employee Benefit Plan.
     Tax fees include fees for services provided and expenses incurred in connection with the preparation of federal and state tax returns, tax advice and tax planning.
     All other fees include fees for services provided and expenses incurred for non-audit related accounting services.
     Pursuant to its written charter, the Audit Committee is required to pre-approve the audit and non-audit services performed by the Company’s independent auditors in order to assure that the provision of such services does not impair the auditor’s independence. Unless a particular service has received general pre-approval by the Audit Committee, each service provided must be specifically pre-approved. In addition, any proposed services exceeding pre-approved costs levels will require specific pre-approval by the Audit Committee. As such, the Audit Committee adopted a policy in February 2003, which policy is included in the current Audit Committee charter, that states the Audit Committee is required to approve all audit and non-audit accounting-related services. The Audit Committee has pre-approved services to be requested from time to time by the Company’s Chief Executive Officer and Chief Financial Officer only on accounting related consulting services that do not exceed $10,000 per year; provided, that the Company’s Chief Financial Officer must report to the Audit Committee on the provision of such services at the Audit Committee meeting held immediately thereafter. The Audit Committee pre-approved all of the non-audit services described above for which Grant Thornton LLP billed the Company fees in excess of the relevant thresholds.
     The Company’s Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining Grant Thornton LLP’s independence and has determined that such services have not adversely affected Grant Thornton LLP’s independence.

VOTE REQUIRED
     The Board recommends that you vote “FOR” the ratification of Grant Thornton LLP as the independent registered public accounting firm for the Company. Ratification of Grant Thornton LLP requires the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting, provided that such majority must be greater than 25% of the Company’s outstanding shares.
AUDIT COMMITTEE REPORT
     In accordance with its written charter adopted by the Board of Directors, as amended, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:
(1)	reviewed and discussed the audited financial statements with management and the independent auditors;

(2)	discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61, as amended, with and without management present; and

(3)	received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with the independent accountant the independent accountant’s independence.
     Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission.
Members of the Audit Committee:
Robert J. Marzec (Chair)
John C. Penn
Mark W. Sheffert

INCREASE IN THE NUMBER OF SHARES RESERVED
FOR THE COMPANY’S 1995 EMPLOYEE STOCK PURCHASE PLAN
(Proposal #3)
General
     The Company has in effect its 1995 Employee Stock Purchase Plan (the “Stock Purchase Plan”). The Board of Directors, upon recommendation of the Compensation Committee, has approved an increase in the number of shares of the Company’s Common Stock reserved for issuance under the Stock Purchase Plan of 200,000 shares. A general description of the basic features of the Stock Purchase Plan is presented below, but such description is qualified in its entirety by reference to the full text of the Stock Purchase Plan, a copy of which as currently in effect is included as Annex A to this proxy statement.
     Currently, a total of 500,000 shares of Common Stock are authorized for issuance under the Stock Purchase Plan. Of these shares, as of March 31, 2009, 424,502 shares have previously been purchased and 75,498 shares remain available for purchase in the current and future offering periods. If stockholders approve this amendment, the maximum number of shares that may be issued under the Stock Purchase Plan will increase to 700,000 shares.
Reasons for the Proposed Amendment
     The Board of Directors believes that the Stock Purchase Plan helps the Company retain and motivate eligible employees and helps align the interests of eligible employees with those of the shareholders. The Board of Directors approved the proposed amendment to the Stock Purchase Plan to help ensure that a sufficient reserve of Common Stock remains available for issuance under the Stock Purchase Plan to allow the Company to continue the plan in the future.
Description of the 1995 Employee Stock Purchase Plan
     Purpose. The purpose of the Stock Purchase Plan is to encourage stock ownership by employees of the Company and its subsidiaries and in so doing to provide an incentive to remain in the Company’s employ, to improve operations, to increase profits and to contribute more significantly to the Company’s success.
     Eligibility. The Stock Purchase Plan permits employees to purchase stock of the Company at a favorable price and possibly with favorable tax consequences to the employees. Generally speaking, all full-time and part-time employees (including officers) of the Company (or those subsidiaries authorized by the Board from time to time (a “designated subsidiary”)) who (i) are regularly scheduled to work 20 or more hours per week, (ii) who have been employed by the Company or designated subsidiary for at least 30 days prior to the commencement date of a phase, and (iii) who are not classified as an on-call or temporary employee in the Company’s payroll system are eligible to participate in any of the phases of the Stock Purchase Plan. However, any employee who would own (as determined under the Internal Revenue Code), immediately after the grant of an option, stock possessing 5% or more of the total combined voting power or value of all classes of the stock of the Company cannot purchase stock through the Stock Purchase Plan. As of March 31, 2009, the Company had 969 full-time and part-time employees eligible to participate.
     Administration; Term. The Stock Purchase Plan is administered by the Board of Directors or a Committee appointed by the Board. The Stock Purchase Plan gives broad powers to the Board or Committee to administer and interpret the Stock Purchase Plan. The Stock Purchase Plan will terminate on a date to be determined by the Board.
     Options. The Stock Purchase Plan is carried out in phases of six months each, commencing on January 1 and July 1 of each year. Before the commencement date of the phase, each participating employee must elect to have a certain percentage of his or her compensation deducted during each pay period in such phase; provided, however, that the payroll deductions during a phase may not exceed 10% of the participant’s compensation or such other maximum percentage established by the Board or Committee. An employee may not increase or decrease his or her payroll deduction percentage during a phase. An employee may request a withdrawal of all accumulated payroll deductions at any time during the phase. Based on the amount of accumulated payroll deductions made at the end of the phase, shares will be purchased for each employee at the termination date of such phase (generally six months after the commencement date). The purchase price to be paid by the employees will be 95% of the fair market value on the termination date of the phase. The closing price of one share of the Company’s Common Stock on March 31, 2009, was $2.15 per share. As required by tax law, an employee may not, during any calendar year, receive options under the Stock Purchase Plan for shares which have a total fair market value in excess of $25,000 determined at the time such options are granted. Any amount not used to purchase shares will be carried forward to the next option period. No interest is paid by the Company on funds withheld and used to purchase shares, and such funds are used by the Company for general operating purposes. If the employee dies or terminates employment for any reason before the end of the phase, the employee’s payroll deductions will be refunded, without interest, as soon as practicable after such termination.
     Amendment. The Board of Directors may, from time to time, revise or amend the Stock Purchase Plan as the Board may deem proper and in the best interest of the Company or as may be necessary to comply with Section 423 of the Internal Revenue Code (the “Code”); provided, that no such revision or amendment may (i) increase the total number of shares available for issuance under the Stock Purchase Plan except as provided in the case of stock splits, consolidations, stock dividends or similar events, (ii) modify requirements as to eligibility for participation in the Stock Purchase Plan, or (iii) materially increase the benefits accruing to participants under the Stock Purchase Plan, without prior approval of the Company’s shareholders if that approval is required for compliance with Code Section 423 or other applicable laws and regulations.
     Federal Income Tax Consequences of the Stock Purchase Plan. Options granted under the Stock Purchase Plan are intended to qualify for favorable tax treatment to the employees under Code Sections 421 and 423. Employee contributions are made on an after-tax basis. Under current federal income tax provisions, no income is taxable to the optionee upon the grant or exercise of an option. For tax purposes, the date of grant of the option is the commencement date of the applicable phase. In addition, certain favorable tax consequences may be available to the employee if shares purchased pursuant to the Stock Purchase Plan are not disposed of by the employee within two years after the date the option was granted nor within one year after the date of transfer of purchased shares to the employee. The Company generally will not receive an income tax deduction upon either the grant or exercise of the option unless the employee disposes of the shares before the end of the two-year/one-year holding periods described above.
     Plan Benefits. The benefits that will be received by or allocated to eligible employees under the Stock Purchase Plan cannot be determined at this time because the amount of contributions set aside to purchase shares of Common Stock under the Stock Purchase Plan (subject to the limitations discussed above) is entirely within the discretion of each participant.
     The table below shows the total number of shares that have been purchased by the following individuals and groups under the Stock Purchase Plan as of March 31, 2009:

Name and Position	Number of Shares
Gregg O. Lehman, President and Chief Executive Officer	—
Wesley W. Winnekins, Chief Financial Officer and Treasurer	—
James O. Reynolds, Chief Medical Officer	—
Executive Group (10 persons)	15,223
Non-Executive Officer and Former Employee Group	409,279
VOTE REQUIRED
     The Board recommends that you vote “FOR” the 200,000 share increase in the number of shares reserved for the Stock Purchase Plan. Approval of the increase requires the affirmative vote of a majority of the voting power of the shares present and entitled to vote on such matter at the Annual Meeting at which a quorum is present.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than ten percent of the Company’s Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders (“Insiders”) are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
     To the Company’s knowledge, based on a review of the copies of such reports furnished to the Company during the fiscal year ended December 31, 2008, all Section 16(a) filing requirements applicable to Insiders were complied with, except that K. James Ehlen, M.D., Linda Hall Keller, John C. Penn, Mark W. Sheffert and Rodney A. Young each filed one late report regarding a stock option exercise, each of which was reported to the SEC on a Form 5 filed February 12, 2009, and John F. Ellis, Brian Gagne, David T. Hurt, Gregg O. Lehman, Katherine Meacham and Wesley W. Winnekins each filed one late report regarding the forfeiture of restricted stock under the 2007 Equity Incentive Plan, which occurred in March of 2008, each of which was reported to the SEC on a Form 5 filed February 12, 2009.
OTHER BUSINESS
     Management knows of no other matters to be presented at the meeting. If any other matter properly comes before the meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.
SHAREHOLDER PROPOSALS
     Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2010 Annual Meeting must be received by the Company no later than December 18, 2009 to be includable in the Company’s proxy statement and related proxy for the 2010 Annual Meeting.
     A shareholder who wishes to make a proposal at the 2010 Annual Meeting without including the proposal in the Company’s proxy statement must notify the Company by March 3, 2010. If a shareholder proposal intended to be presented at the 2010 Annual Meeting but not included in the Company’s proxy statement is received by the Company after March 3, 2010, then the persons named in the Company’s proxy form for the 2009 Annual Meeting will have discretionary authority to vote the shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Company’s materials.
FORM 10-K
     A COPY OF THE COMPANY’S FORM 10-K ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008 (WITHOUT EXHIBITS), ACCOMPANIES THIS NOTICE OF MEETING AND PROXY STATEMENT. NO PART OF THE ANNUAL REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY’S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH EXHIBIT(S) SHOULD BE DIRECTED TO WESLEY W. WINNEKINS, CHIEF FINANCIAL OFFICER, AT THE COMPANY’S PRINCIPAL ADDRESS.
Dated: April 17, 2009
Bloomington, Minnesota

ANNEX A
HEALTH FITNESS CORPORATION
EMPLOYEE STOCK PURCHASE PLAN
     The following constitutes the provisions of the Health Fitness Corporation Employee Stock Purchase Plan (the “Plan”) sponsored by Health Fitness Corporation (the “Company”), as amended from time to time.
     1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through payroll deductions. It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations issued thereunder. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Code Section 423.
     2. Definitions.
          2.1 “Administrator” means the Board of Directors or such Committee appointed by the Board of Directors to administer the Plan. The Board or the Committee may, in its sole discretion, authorize the officers of the Corporation to carry out the day-to-day operation of the Plan. In its sole discretion, the Board may take such actions as may be taken by the Administrator, in addition to those powers expressly reserved to the Board under this Plan.
          2.2 “Board” means the Board of Directors of the Company.
          2.3 “Common Stock” means the Common Stock, $.01 par value, of the Company.
          2.4 “Compensation” means gross pay, including all other amounts such as amounts attributable to overtime, shift premium, incentive compensation, bonuses and commissions (except to the extent that the exclusion of any such item is specifically directed by the Board or the Committee, in a manner consistent with the requirements of Code Section 423).
          2.5 “Designated Subsidiaries” means those Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.
          2.6 “Employee” means any person, including an officer, who is employed by the Company or one of its Designated Subsidiaries.
          2.7 “Offering Date” means the first day of each Offering Period.
          2.8 “Offering Period” means the period beginning on the date that the option is granted and ending on the date that the option is exercised, as set forth in Paragraph 4.
          2.9 “Subsidiary” means any corporation, domestic or foreign, in which the Company owns, directly or indirectly, 50% or more of the voting shares.
          2.10 “Termination Date” means the last day of each Offering Period.
     3. Eligibility.
          3.1 Any Employee who (i) is regularly scheduled to work at least 20 hours per week, (ii) has been employed by the Company or one of its Designated Subsidiaries for at least 30 days prior to the Offering Date, and (iii) is not designated as an on-call or temporary employee in the Company’s payroll system shall be eligible to participate in the Plan, subject to the limitations imposed by Code Section 423(b). Further, individuals employed as interns or who provide services as independent contractors shall not be eligible to participate in the Plan.
          3.2 Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option under the Plan if,

          3.2.1 Immediately after the grant, such Employee (or any other person whose stock ownership would be attributed to such Employee pursuant to Code Section 424(d)) would own shares and/or hold outstanding options to purchase shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary, or
          3.2.2 The rate of withholding under such option would permit the employee’s rights to purchase shares under all employee stock purchase plans of the Company and its Subsidiaries to accrue (i.e., become exercisable) at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.
          3.3 For purposes of Paragraph 3.1, the Administrator shall grant credit for service with such entities as shall be acquired by or as shall become affiliated with the Company from time to time as provided in the applicable asset purchase, merger or similar agreement or as approved by the Company by resolution of the Board.
     4. Offerings. The Plan shall be implemented by one or more offering periods of six months each (hereinafter referred to as an “Offering Period”). Unless otherwise determined by the Administrator, in its discretion, each Offering Periods shall commence on January 1st and July 1st of each year during the term of the Plan, with the first Offering Period commencing January 1, 1996, and ending June 30, 1996. No two Offering Periods shall run concurrently.
     5. Participation.
          5.1 An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions on the form provided by the Company and filing it with the Company’s Human Resources Department not less than 15 days prior to the applicable Offering Date, or such other date determined by the Administrator for all eligible Employees with respect to the Offering Period.
          5.2 Payroll deductions for a participant shall commence with the first paycheck issued immediately after the Offering Date and shall terminate with the paycheck issued immediately prior to the Termination Date, unless terminated earlier as provided in Paragraph 10.
          5.3 An eligible Employee who elects to participate in an Offering Period shall be deemed to have elected to participate in each subsequent Offering Period unless such participant elects to withdraw from the Plan as provided in Paragraph 10. In that event, such participant must complete a new subscription agreement and file such form with the Company’s Human Resources Department not less than 15 days prior to the Offering Date for the Offering Period in which the participant wishes to participate, or such other date determined by the Administrator.
     6. Payroll Deductions.
          6.1 The participant shall designate in his or her subscription agreement designate a percentage of such participant’s Compensation to be deducted during the Offering Period. Such percentage shall be at least one percent (1%) but not more than ten percent (10%) of the participant’s Compensation to be paid during the Offering Period, or such other maximum percentage as the Administrator may establish from time to time; provided, that the participant’s aggregate payroll deductions during the Offering Period shall not exceed ten percent (10%), or such other maximum percentage as may be determined by the Administrator, of the Compensation which the participant would otherwise have received during the Offering Period.
          6.2 Unless the participant elects to withdraw as provided in Paragraph 10, the Company shall continue to withhold from the participant’s Compensation the same percentage specified by the participant in the most recent enrollment form previously completed by the participant in all subsequent Offering Periods; provided, however, that the participant may, if he or she so chooses, increase, decrease or discontinue payroll deductions for any or all such subsequent Offering Periods by properly completing a new subscription agreement prior to the Offering Date for such subsequent Offering Period and delivering such form to the Company’s Human Resource Department office by the date provided in Paragraph 5.1.
          6.3 In the event that the participant’s Compensation is, for any reason, increased or decreased during an Offering Period, so that the amount actually withheld on behalf of the participant as of the termination date of the Phase is different from the amount anticipated to be withheld as determined on the Offering Date, then the extent to which the participant may exercise his or her option shall be based on the amounts actually withheld on his or her behalf, subject to the limitations contained herein. In the event of a change in the pay period of any participant, such as from biweekly to monthly, an appropriate adjustment shall be made to the deduction in each new pay period so as to ensure the deduction of the proper amount authorized by the participant.
          6.4 All payroll deductions authorized by a participant shall be credited to the participant’s account under the Plan. A participant may not make any additional payments into such account.
          6.5 A participant may discontinue his or her participation in the Plan as provided in Paragraph 10, but may not decrease or increase the rate of his or her payroll deductions during the Offering Period.
     7. Grant of Option.
          7.1 On each Offering Date, each participant shall be granted an option to purchase (at the option price) that number of whole shares of the Company’s Common Stock determined by dividing the total payroll deductions to be accumulated for the participant during such Offering Period by ninety-five percent (95%) of the fair market value of a share of the Company’s Common Stock at the Termination Date, subject to the limitations set forth in Paragraphs 3.2 and 12 hereof. The fair market value of a share of the Company’s Common Stock shall be determined as provided in Paragraph 7.2 herein.
          7.2 The option price per share shall be ninety-five percent (95%) of the price for a share of the Company’s Common Stock at the close of the regular trading session of the Nasdaq National Market, Nasdaq SmallCap Market or other established securities exchange as of the Termination Date.
          In the event that the Termination Date is a Saturday, Sunday or holiday, the amounts determined under the foregoing subsections shall be determined using the price at the close of the regular trading session on the last preceding trading day. If the Company’s Common Stock is not listed on the Nasdaq National Market, Nasdaq SmallCap Market or on an established securities exchange, then the option price shall equal ninety-five percent (95%) of the fair market value of such stock as of the Termination Date. Such “fair market value” shall be determined by the Board, in its sole discretion by applying principles of valuation and such other factors the Board determines relevant.
     8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Paragraph 10, the participant’s option shall be exercised automatically at the Termination Date, In no event shall the participant be allowed to exercise an option for more shares of Common Stock than can be purchased with the payroll deductions accumulated by the participant in his or her bookkeeping account during such Phase. During his lifetime, a participant’s option to purchase shares hereunder is exercisable only by him.
     9. Delivery. As promptly as practicable after the Termination Date of the Offering Period, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option. Any accumulated payroll deductions remaining after the exercise of the participant’s option shall be returned to the participant, without interest, as soon as administratively practicable after the Termination Date; provided, however, that the Company may, under rules of uniform application, retain such remaining amount in the participant’s account and apply it toward the purchase of shares of Common Stock in the next succeeding Phase, unless the participant requests a withdrawal of such amount pursuant to Paragraph 10.
     10. Withdrawal: Termination of Employment.
          10.1 A participant may withdraw all, but not less than all, the accumulated payroll deductions credited to his or her account under the Plan any time prior to the Termination Date by giving written notice to the Company on a form provided for such purpose. All of the accumulated payroll deductions credited to the participant’s account will be paid to the participant as soon as practicable after receipt of his or her notice of withdrawal, the participant’s option for the current Offering Period will be automatically canceled, and no further payroll deductions for the purchase of shares will be made during such Offering Period.
          10.2 Upon termination of the participant’s employment for any reason, including retirement or death, the accumulated payroll deductions credited to the participant’s account will be returned to the participant as soon as practicable after such termination of employment or, in the case of the participant’s death, to the person or persons entitled thereto under Paragraph 14, and the participant’s option will be automatically canceled.
          10.3 A participant’s employment shall be deemed to have terminated on the date that the participant ceases to perform any services for the Company. Notwithstanding the foregoing, the participant shall not be deemed to have ceased to be an employee for purposes of the Plan until the 91st day of any bona fide leave of absence approved by the Company or a Designated

Subsidiary (including, but not limited to, a layoff), unless the participant’s right to reemployment is guaranteed either by statute or contract.
          10.4 A participant’s withdrawal from an Offering Period will not have any effect upon the participant’s eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.
     11. Interest. No interest shall accrue on the payroll deductions credited to the participant’s account in the Plan.
     12. Stock.
          12.1 The maximum number of shares of the Company’s Common Stock which shall be reserved for sale under the Plan shall be 500,000 shares, subject to further adjustment upon changes in capitalization of the Company as provided in Paragraph 18. The shares to be sold to participants in the Plan may be, at the election of the Company, either treasury shares or shares authorized but unissued. If the total number of shares which would otherwise be subject to options granted pursuant to Paragraph 7.1 hereof at the Offering Date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grants in as uniform and equitable a manner as is practicable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each participant affected thereby and shall return any excess funds accumulated in each participant’s account as soon as practicable after the termination date of such offering period.
          12.2 The participant shall have no rights as a shareholder with respect to any shares of Common Stock subject to the participant’s option until the date of the issuance of a stock certificate evidencing such shares as provided in Paragraph 9. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued, except as otherwise provided in Paragraph 18 hereof.
          12.3 Shares to be delivered to a participant under the Plan will be registered in the name of the participant or, if the participant so directs by written notice to the Administrator prior to the Termination Date, in the names of the participant and his or her spouse as joint tenants with rights of survivorship, to the extent permitted by law.
     13. Administration. Except for those matters expressly reserved to the Board pursuant to any provision of the Plan, the Administrator shall have full responsibility for administration of the Plan, which responsibility shall include, but shall not be limited to, the following:
          13.1 The Administrator shall, subject to the provisions of the Plan, establish, adopt and revise such rules and procedures for administering the Plan, and shall make all other determinations as it may deem necessary or advisable for the administration of the Plan;
          13.2 The Administrator shall, subject to the provisions of the Plan, determine all terms and conditions that shall apply to the grant and exercise of options under this Plan, including, but not limited to, the number of shares of Common Stock that may be granted, the date of grant, the exercise price and the manner of exercise of an option. The Administrator may, in its discretion, consider the recommendations of the management of the Company when determining such terms and conditions;
          13.3 The Administrator shall have the exclusive authority to interpret the provisions of the Plan, and each such interpretation or determination shall be conclusive and binding for all purposes and on all persons, including, but not limited to, the Company and its Subsidiaries, the shareholders of the Corporation and its Subsidiaries, the Administrator, the directors, officers and employees of the Corporation and its Subsidiaries, and the participants and the respective successors-in-interest of all of the foregoing; and
          13.4 The Administrator shall keep minutes of its meetings or other written records of its decisions regarding the Plan and shall, upon requests, provide copies to the Board.
          13.5 Members of the Board or the Committee who are eligible employees are permitted to participate in the Plan, provided that:
               13.5.1 Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan; and

               13.5.2 No member of the Board who is eligible to participate in the Plan may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting of options pursuant to the Plan.
     14. Designation of Beneficiary.
          14.1 A participant may file a written designation of a beneficiary who is to receive shares and/or cash, if any, from the participant’s account under the Plan in the event of such participant’s death at a time when cash or shares are held for his account.
          14.2 Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant in the absence of a valid designation of a beneficiary who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant; or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant; or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
     15. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Paragraph 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Paragraph 10.
     16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
     17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating employees semi-annually as soon as practicable following the Termination Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any. Each participant shall be provided, not less frequently than annually, with copies of the audited financial statements of the Company.
     18. Adjustments Upon Changes in Capitalization.
          18.1 Subject to any required action by the shareholders of the Company, in the event of an increase or decrease in the number of outstanding shares of Common Stock or in the event the Common Stock is changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation by reason of a reorganization, merger, consolidation, divestiture (including a spin-off), liquidation, recapitalization, reclassification, stock dividend, stock split, combination of shares, rights offering or any other change in the corporate structure or shares of the Company, the Board (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in its sole discretion, shall adjust the number and kind of securities subject to and reserved under the Plan and, to prevent the dilution or enlargement of rights of those participants to whom options have been granted, shall adjust the number and kind of securities subject to such outstanding options and, where applicable, the exercise price per share for such securities; provided, however, that conversion of any convertible security of the Company shall not require such adjustment. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to option.
          18.2 In the event of the sale by the Company of substantially all of its assets and the consequent discontinuance of its business, or in the event of a merger, exchange, consolidation, reorganization, divestiture (including a spin-off), liquidation, reclassification or extraordinary dividend (collectively referred to as a “transaction”), after which the Company is not the surviving corporation, the Board may, in its sole discretion, at the time of adoption of the plan for such transaction, provide for one or more of the following:
          18.2.1 The acceleration of the exercisability of outstanding options granted at the Offering Date for the Offering Period then in effect, to the extent of the accumulated payroll deductions credited to each participant’s account as of the date of such acceleration;

          18.2.2 The complete termination of this Plan and a refund of amounts credited to the participants’ accounts hereunder; or
          18.2.3 The continuance of the Plan only with respect to completion of the then current Offering Period and the exercise of options thereunder. In the event of such continuance, participants shall have the right to exercise their options as to an equivalent number of shares of stock of the corporation succeeding the Company by reason of such transaction.
In the event of a transaction where the Company survives, then the Plan shall continue in effect, unless the Board takes one or more of the actions set forth above. The grant of an option pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.
     19. Amendment or Termination. The Plan may be terminated at any time by the Board of Directors, provided that, except as permitted in Paragraph 18.2 hereof, no such termination shall take effect with respect to any options then outstanding. The Board may, from time to time, amend the Plan as it may deem proper and in the best interests of the Company or as may be necessary to comply with Code Section 423, as amended, and the regulations thereunder, or other applicable laws or regulations; provided, however, no such amendment shall, without the consent of a participant, materially adversely affect or impair the right of a participant with respect to any outstanding option; and provided, further, that no such amendment shall:
          19.1 Increase the total number of shares for which options may be granted under the Plan (except as provided in Paragraph 18.1 herein);
          19.2 Materially modify any requirements as to eligibility for participation in the Plan; or
          19.3 Materially increase the benefits accruing to participants under the Plan;
without the approval of the Company’s shareholders, if such approval is required for compliance with Code Section 423, as amended, and the regulations thereunder, or other applicable laws or regulations.
     20. Notices. All notices or other communications by a participant to the Company in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
     21. Shareholder Approval. This Plan, as amended, was most recently approved by the shareholders of the Company at the annual shareholders’ meeting held on May 16, 2001.
     22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option and if required by applicable securities laws, the Company may require the participant for whose account the option is being exercised to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
     23. Term. Unless terminated earlier pursuant to Paragraph 19, this Plan shall terminate on the date specified by the Board.

HEALTH FITNESS CORPORATION ANNUAL MEETING OF SHAREHOLDERS Wednesday, May 27, 2009 3:30 p.m. (Central time) 1650 West 82nd Street Bloomington, Minnesota 55431 Health Fitness Corporation 1650 West 82nd Street Bloomington, MN 55431 proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 27, 2009. The shares of stock you hold in your account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3. The undersigned hereby appoints ROBERT J. MARZEC, JOHN C. PENN, and MARK W. SHEFFERT, and each of them individually, with full power of substitution, as Proxies to represent and vote, as designated below, all shares of capital stock of Health Fitness Corporation registered in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Company’s corporate offices, 1650 West 82nd Street, Bloomington, Minnesota, at 3:30 p.m. (Central time) on May 27, 2009, and at any adjournment or postponement thereof, and the undersigned hereby revokes all proxies previously given with respect to the meeting. If you need directions to the Annual meeting, please contact the Secretary of the Company at (800) 639-7913. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 27, 2009 The proxy statement and the Annual Report on Form 10-K of Health Fitness Corporation are available at http://materials.proxyvote.com/42217V See reverse for voting instructions.

COMPANY # There are three ways to vote your Proxy Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET – http://www.eproxy.com/hfit/ Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. (CT) on May 26, 2009. Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available (non-U.S. holders without numbers will leave blank). Follow the simple instructions to obtain your records and create an electronic ballot. PHONE – 1-800-560-1965 Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 26, 2009. Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you. Mail – Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Health Fitness Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873. IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD 3 Please detach here 3 The Board of Directors Recommends a Vote FOR Items 1, 2, and 3. 1. Elect directors: 01 David F. Durenberger 06 John C. Penn Vote FOR Vote WITHHELD 02 K. James Ehlen 07 Curtis M. Selquist all nominees from all nominees 03 Gregg O. Lehman 08 Mark W. Sheffert (except as marked) 04 Linda Hall Keller 09 Rodney A. Young 05 Robert J. Marzec
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 2.Ratify selection of Grant Thornton LLP as independent registered public accounting firm.For Against Abstain 3. To approve a 200,000 share increase in the number of shares reserved for the Company’s For Against Abstain 1995 Employee Stock Purchase Plan. 4. In their discretion, upon such other business as may properly come before the Meeting or any adjournment or postponement thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. Address Change? Mark Box Indicate changes below: Date Signature(s) in Box
Please date and sign above exactly as name appears at the left indicating, where appropriate, official position or representative capacity. For stock held in joint tenancy, each joint tenant should sign.